1 DIGITALBRIDGE CORPORATE OVERVIEW N o v e m b e r 8 , 2 0 2 3

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets, (iii) the anticipated deconsolidation of Vantage SDC and (iv) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward- looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; whether run rate metrics presented herein are reflective of actual annual data; our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our ability to deconsolidate our Operating segment; the anticipated impact of artificial intelligence developments on our business; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our leverage and our ability to reach our targeted level of leverage by year-end; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; fluctuations in foreign currency and exchange rates and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

3 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including certain of the financial metrics defined below, of which the calculations may differ from methodologies utilized by other companies for similar performance measurements, and accordingly, may not be comparable to those of other companies. This presentation includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA, FRE, and Distributable Earnings. These measures will differ from net income, determined in accordance with GAAP, in ways similar to those described in the reconciliations of historical Adjusted EBITDA and FRE to net income. We do not provide guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for these measures to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA is a supplemental measure derived from DE and generally presents the Company’s core operating performance on a pre-tax basis, based upon recurring revenues and independent of our capital structure and leverage. The Company views Adjusted EBITDA as particularly helpful in evaluating the relative contribution of our Operating segment, absent the effects of leverage, as the consolidated portfolio company in the Operating segment has higher leverage relative to the Company’s own capital structure. The Company believes Adjusted EBITDA is useful to investors as an indicative measure of the Company’s profitability that is recurring and sustainable and allows for better comparability of the Company’s performance relative to its peers independent of capital structure and leverage. However, because Adjusted EBITDA is calculated without the effects of certain recurring cash charges, including interest expense, preferred stock dividends, income taxes, capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited. Adjusted EBITDA is calculated as DE adjusted to generally exclude the following items attributable to the Operating Company that are included in DE: interest expense as included in DE and income tax benefit (expense) as included in DE consistent with an EBITDA measure, preferred stock dividends, placement fee expense, our share of incentive fees and distributed carried interest net of associated compensation expense, and capital expenditures in the Operating segment as deducted in DE. Items excluded from Adjusted EBITDA include preferred stock dividends as Adjusted EBITDA removes the effects to earnings associated with the Company's capital structure, and placement fees as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Additionally, Adjusted EBITDA excludes incentive fees and distributed carried interest net of associated compensation expense to be consistent with the FRE measure for our Investment Management segment, as discussed further below. Investment Management Fee Related Earnings (“IM FRE”): Investment Management FRE is presented as Investment Management Adjusted EBITDA, further adjusted to exclude FRE associated with new investment strategies, as discussed below. Investment Management FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. Investment Management FRE is measured as recurring fee income that is not subject to future realization events and other income (inclusive of cost reimbursements associated with administrative expenses), net of the following: compensation expense (excluding non-cash equity-based compensation, and incentive and carried interest compensation expense), administrative expense (excluding placement fee expense and straight-line adjustment to lease expense) and FRE associated with new investment strategies. In reconciling Investment Management FRE to GAAP net income (loss), adjustments are made to first arrive at Investment Management Adjusted EBITDA, which generally excludes the following: our share of incentive fees and carried interest net of associated compensation expense; unrealized principal investment income; other gain (loss); transaction-related and restructuring charges; non-cash equity-based compensation costs; straight-line adjustment to lease expense; placement fee expense; and in line with an EBITDA measure, non-cash depreciation and amortization expense, interest expense, and income tax benefit (expense). Consistent with an FRE measure, Investment Management Adjusted EBITDA excludes incentive fees and carried interest net of associated compensation expense, as these are not recurring fee income and are subject to variability given that they are performance-based and/or dependent upon future realization events. In calculating Investment Management FRE which reflects the Company’s Investment Management segment as a stabilized business, Investment Management Adjusted EBITDA is further adjusted to exclude Start-Up FRE. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break- even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion. The Company evaluates new investment strategies on a regular basis and excludes Start- Up FRE from Investment Management FRE until such time as a new strategy is determined to form part of the Company’s core investment management business. The Company believes that Investment Management FRE and Investment Management Adjusted EBITDA are useful measures to investors as they reflect the Company’s profitability based upon recurring fee streams that are not subject to future realization events, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results. This allows for better comparability of the profitability of the Company’s investment management business on a recurring and sustainable basis. Distributable Earnings (“DE”): DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, the Company believes DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE reflects the ongoing operating performance of the Company’s core business by generally excluding non-cash expenses, income (loss) items that are unrealized and items that may not be indicative of core operating results. This allows the Company, and its investors and analysts to assess its operating results on a more comparable basis period-over-period. DE is calculated as an after-tax measure that differs from GAAP net income (loss) from continuing operations as a result of the following adjustments to net income (loss): transaction related costs; restructuring charges; other gain (loss); unrealized principal investment income; non-cash depreciation, amortization and impairment charges; debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated compensation expense; non-cash equity based compensation costs; preferred stock redemption gain (loss); straight-line adjustment to lease expense; interest expense on finance leases in the Operating segment, amortization of above and below market leases in the Operating segment; straight-line adjustment to lease income and expense in the Operating segment, non-revenue enhancing capital expenditures necessary to maintain operating real estate in the Operating segment; and income tax effect on certain of the foregoing adjustments. Transaction-related costs are incurred in connection with acquisitions and include costs of unconsummated transactions, while restructuring charges are related primarily to severance and retention costs. These costs, along with other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Generally, the income tax effect associated with income and expense items excluded from the calculation of DE are similarly excluded from DE. However, where the resulting income tax liability or benefit arising from these excluded items increase or decrease actual income tax paid or payable by the Company in any one period, the income tax effect of these items are included in DE (for example, equity-based compensation). In connection with our Operating segment, non-revenue enhancing capital expenditures are excluded as these are not recurring capital expenditures and are not incurred to maintain and extend the useful life of operating digital assets that support the generation of revenues. The items we have excluded from DE are generally consistent with the exclusions made by our peers, which we believe allows for better comparability to the DE presented by our peers. Fund Performance Metrics: Certain performance metrics for our key investment funds from inception through September 30, 2023 are presented in this financial supplemental presentation. Excluded are funds with less than one year of performance history as of September 30, 2023, funds and separately managed accounts in the liquid strategy, co-investment vehicles and separately capitalized portfolio companies. The historical performance of these funds is not indicative of their future performance nor indicative of the performance of our other existing investment vehicles or of any of our future funds. An investment in DigitalBridge Group, Inc. is not an investment in any of our funds or portfolio companies, and these fund performance metrics are not indicative of the performance of DigitalBridge Group, Inc. In evaluating the information presented throughout this presentation see definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical data in this presentation may include certain adjustments from prior reported data at the historical period.

4 TABLE OF CONTENTS A Platform Built to Capitalize on Opportunities Across Digital Infrastructure STRATEGY & PROFILE OVERVIEW SE CT IO N 1 FINANCIALS SE CT IO N 2 APPENDIX SE CT IO N 3 Simple, High-Growth Roadmap Digital Infrastructure Experts Powerful Secular Tailwinds INVESTMENT THESIS An Alternative Asset Manager Levered to Secular Growth in The Digital Economy INTRODUCTION

5 DigitalBridge is a leading global alternative asset manager dedicated to investing in digital infrastructure. As an Infrastructure Partner to the Digital Economy, we manage capital on behalf of institutional investors across five key verticals: data centers, cell towers, fiber networks, small cells, and edge infrastructure.

A LEADING GLOBAL DIGITAL INFRASTRUCTURE ASSET MANAGER

$75B
Assets Under Management[1]

30+
Digital Portfolio Companies[2]

100+
Digital Infrastructure Professionals[3]

25+
Years of Experience



INVESTING ACROSS THE DIGITAL ECOSYSTEM



Data Centers
Edge Infrastructure
Hyper-Converged Digital Infrastructure
Cell Towers
Small Cells
Fiber Networks

Sector Specialists
25+ year mgmt. track record of building digital infra businesses

High Growth
Revenue and earnings profile aligned with secular tailwinds

Asset-Light
Highly scalable platform addressing capital intensive sector – significant TAM

(1) AUM as of September 30, 2023, and inclusive of portfolio companies in which DigitalBridge Group, Inc. (the "Company") has invested from its balance sheet (either directly (in the case of Vantage Data Center SDC and DataBank) or indirectly through an investment vehicle managed by a subsidiary of the Company) or for which a subsidiary of the Company provides investment advisory services (collectively, "DBRG Owned and Advised Companies"). Includes $6.8 billion of AUM of non-digital portfolio companies under the InfraBridge platform.
(2) Consists of DBRG Owned and Advised Companies in the digital infrastructure sector ("Digital Portfolio Companies") as of September 30, 2023. Not all logos shown.
(3) Digital Infrastructure Professionals as of September 30, 2023.

DIGITALBRIDGE
6

7 WHY DIGITAL INFRASTRUCTURE? Attractive sector characteristics position Digital Infrastructure as a growing asset class benefiting from secular tailwinds D i g i t a l I n f r a s t r u c t u r e

8 1 OVERVIEW STRATEGY & PROFILE

A LEADING GLOBAL DIGITAL INFRASTRUCTURE ASSET MANAGER

An Alternative Asset Manager Dedicated to Digital

DigitalBridge is a leading alternative asset manager levered to the powerful tailwinds driving global investment in digital infrastructure. As a *Partner of Choice* to large institutional investors, DigitalBridge leverages our deep domain expertise to deliver long-duration investment solutions that create value across the digital ecosystem.

Digital Infrastructure Specialists

25+ year mgmt. track record of building value in digital infra

At-a-Glance

Founded:	1991	**Public Listing:**	NYSE - DBRG
AUM:	$75 Billion[1]	**FEEUM:**	$30 Billion[1]
Business Model	Investment management fees and profits participation (carried interest)		
Financial Profile	Growing, high-visibility earnings stream backed by investment-grade clients		

Our Platform

Positioned to deliver long-duration investment solutions across the capital stack and the risk/return spectrum within a capital-light, recurring-fee business model



DIGITALBRIDGE
CREDIT
Financing the Digital Economy
CORE PLUS
Long-duration, stabilized assets
DIGITAL INFRASTRUCTURE EQUITY
'Value-Add' Digital Infrastructure Equity Investing on a Global Basis
LIQUID
Public Market Investing
VENTURES
Software Powering Next-Gen Networks
Built to Capitalize on Opportunities Across The Sector
Mature, Stabilized, Yield-Focused
Business Building / Growth Phase

DIGITALBRIDGE

Note: All figures as of 9/30/2023, unless otherwise specified
(1) Includes Digital Portfolio Companies and non-digital DBRG Owned and Advised Companies.

9

10 DBRG ROADMAP – FINALIZING OUR PURE-PLAY PROFILE AS WE SCALE THE PLATFORM SIMPLIFY - FINALIZE PURE PLAY ALT ASSET MANAGER PROFILE MANAGEMENT TEAM - SUCCESSFULLY ROTATED OVER $80+ BILLION OF MANAGED ASSETS AS PART OF TRANSITION TO DIGITAL IN 3 YEARS (AHEAD OF SCHEDULE) DBRG IS COMMITTED TO FINALIZING DECONSOLIDATION OF OUR OPERATING SEGMENT DURING 2023 DIGITAL OPERATING PRINCIPAL INVESTMENTS 1 2 SCALING THE PLATFORM STRONG FEE-EARNING EQUITY UNDER MANAGEMENT (FEEUM) GROWTH, TARGETED AT 20%+ OVER THE NEXT 3 YEARS…OPERATING LEVERAGE DRIVES EVEN STRONGER EARNINGS GROWTH FEEUM Annualized FRE less Corporate G&A midpoint Investment Management 2022 $35B FEEUM 2023E +20% FEEUM CAGR $235M $135M 2025E $22B FEEUM $49B FEEUM Note: There can be no assurance that actual amounts will not be materially higher or lower than these targets. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis.

11 AN ALTERNATIVE WAY TO INVEST IN DIGITAL INFRASTRUCTURE Leading management team with operating DNA driving strong revenue and earnings growth powered by expected rapid AUM trajectory EXPECTED FINANCIAL IMPACT: Powerful absolute and relative growth with revenue targeted to grow >20% and cash flow metrics expected to increase >30% in coming years Highly-scalable alternative asset management business model capitalizes on DBRG position as Partner of Choice to institutional investors EXPECTED FINANCIAL IMPACT: Platform with lower capital intensity has structurally higher and improving ROIC profile; high margins, anticipated to be 60%+ at scale ASSET-LIGHT HIGH-GROWTH ECOSYSTEM INVESTING Full Stack digital infrastructure investor built to capitalize on $400B+ annual global capex across converged digital landscape EXPECTED FINANCIAL IMPACT: Access to business-building/ development economics creates more durable, diversified return profile that generates fees/carry through cycles AN ALTERNATIVE WAY TO INVEST IN DIGITAL INFRASTRUCTURE ALTERNATIVE INVESTMENT FRAMEWORK TRADITIONAL DIGITAL INFRASTRUCTURE INVESTING TRADITIONAL DIGITAL INFRASTRUCTURE INVESTING Capital-intensive ownership of digital infrastructure, a resilient asset class, benefiting from: • Powerful Secular Tailwinds • Predictable Long-Term Contracted Cash Flows • Investment Grade Counterparties Note: There can be no assurance that actual amounts will not be materially higher or lower than these targets. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis.

12 2019 2020 2021 2022 3Q23 InfraBridge Co-invest $18.3B $12.8B $6.8B $29.9B IM F EE U M (A S R EP O R TE D ) INVESTMENT MANAGEMENT PROFILE Long-term contracted fee streams provide predictable revenue and earnings that we expect to grow over time Balanced, diversified portfolios built with the flexibility to evolve with the ecosystem Note: Individual components of the graph are not to scale (1) In the instance of multiple iteration strategies, “Launch Date” refers to the close date of the first iteration of capital-bearing vehicle (2) Represents FEEUM from InfraBridge-related funds, purchased from AMP Capital in February 2023 BUILDING BALANCED PORTFOLIOS Illustrative Portfolio Construction EQUITY FUNDS LAUNCH DATE(1) FEEUM(2) Permanent Capital Vehicles 2013 $2.4B DBP Series 2018 $11.3B Co-Invest 2020 $8.5B Core, Credit, Liquid 2018, 2022 $2.6B InfraBridge (Formerly AMP) 2023(2) $5.1B Total (As of 9/30/23) $29.9B Asia North America Europe Rest of World 20% 35% 35% 10% Geographic Asset Class Fiber Data Centers Towers Small Cells 20% 35% 35% 10% Note: Not representative of current portfolio construction $22.2B Core, Credit, Liquid Permanent Capital DBP Series +48% FEEUM CAGR 19’ -22’

INVESTMENT SOLUTIONS ACROSS THE DIGITAL INFRA ECOSYSTEM

Expanding our capabilities to match capital with the right risk-adjusted opportunity across the digital ecosystem



Core
Credit
DBP Series
Digital Bridge Holdings
DBH
Co-Invest
Liquid
InfraBridge
Ventures
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
$75 Billion
Total AUM

	Strategy Overview
Core	Our Core equity strategy is centered around investing in stabilized, high-quality digital infrastructure platforms that offer consistent and predictable current yields
Credit	Our private credit strategy offers a wide range of 'skill-capital' financing for digital infrastructure companies, ranging from first-lien term loans to mezzanine and preferred structures
DBP Series	DigitalBridge's flagship commingled funds where we invest globally in Value-Add Digital Infrastructure. We deploy proven 'Buy & Build' playbooks to establish category leaders across the ecosystem.
Digital Bridge Holdings	Permanent Capital Vehicles formed during original 'Digital Bridge holdco' period. These are separately capitalized vehicles where DBRG exclusively earns management fees over some or all of the holding period.
Co-Invest	Essential growth capital invested alongside DBP Series, Core and Legacy DBH fund vehicles to support platform expansion and provide investors exposure to bespoke investment opportunities
Liquid	Public equity investment strategies (Long, Market Neutral) that leverage the intellectual capital of the DigitalBridge platform to invest in high-quality companies across digital infrastructure, real estate, and TMT universes.
InfraBridge	Purchased from AMP capital in 2023, InfraBridge is a middle market infrastructure equity investor specializing in digital and renewable infrastructure platforms
Ventures	Investment program designed to capitalize on emerging infrastructure technologies, typically growth-stage software-centric companies enabling next-gen networks

DIGITALBRIDGE
13

14 OVERVIEW INVESTMENT THESIS1

15 THE DBRG INVESTMENT CASE The Demand – More, Better, Faster connectivity and compute is driving significant global digital infrastructure investment and DBRG is well positioned with exposure to powerful thematics including AI, Cloud, 5G, and IoT. The Supply – We believe DBRG’s investment management platform is a Partner of Choice as the world’s leading institutional investors increasingly allocate capital to this growing, resilient asset class Investor-Operator – Premier business-builder in digital infrastructure; heritage of over 25 years investing and operating digital assets; 100s of years of cumulative experience managing investor capital and operating active infrastructure Investing Across a Converging Digital Ecosystem – We believe we are the only global investment firm focused exclusively on owning, managing, and operating across the entire digital ecosystem with deep relationship networks and a flexible investment framework built to capitalize on evolving networks. +20% FEEUM Growth Targeted in Next 3 Years – Value creation at DBRG over the next 3 years to be driven by strong capital formation across its ‘Full-Stack’ investment platform High Growth Economic Model – Ideal combination of asset-light business model in capital intensive sector. Common foundation with attractive digital infrastructure fundamentals that we expect to deliver continued growth and higher ROI. At the Intersection of Supply & Demand POWERFUL SECULAR TAILWINDS Leveraging Deep Relationships to Grow with the Asset Class DIGITAL INFRASTRUCTURE SPECIALISTS Entering the Next Phase of Growth SIMPLE, HIGH GROWTH MODEL Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis

16 Data Centers Will Need Far More Power Source: AvidThink TE R AW AT T- H O U R S 20402038203620342032203020282026 0 500 1,000 1,500 8.15% CAGR 25% CAGR MORE COMPUTE AND PIPES REQUIRED Digital Infra Ensures Secure, Scalable, and Reliable Compute Power PRE-AI GROWTH: GLOBAL DIGITAL INFRA CAPEX INVESTMENT PROJECTED OVER $400B ANNUALLY - 100 200 300 400 500 2020 2021 2022 2023 2024 2025 2026 2027 2028 Global Mobile Network Data Traffic (EB per month) Source: Ericsson Mobility Q4 2022 AI set to further accelerate exponential data traffic growth ILLUSTRATIVE THE DEMAND: MORE, BETTER, FASTER CONNECTIVITY & COMPUTE Global Data Center Capex Cumulative Global Hyperscale + Non Hyperscale CapEx (billion) 2021 2022 2023 2024 2025 2026 2021 2022 2023 2024 2025 2026 $253 $237 $222 $207$193$183 Global Hyperscale Global Non Hyperscale $1.3T Credit Suisse, Dell’Oro Global Mobile Capex $183$180$178$170 $155 $132 CapEx 2021–2026 (billion) GSMA The Global Mobile Economy 2021-2022 and estimates $1T DEMAND DRIVERS FUEL DATA TRAFFIC'S EXPONENTIAL GROWTH ~80% of all data center power will be consumed by AI AI workloads are computationally intensive driving more compute

HOW DOES DIGITALBRIDGE MEET THE DEMAND?

DigitalBridge has built a platform with portfolio companies levered to powerful and emerging thematics including AI, Cloud, 5G, and IOT

ARTIFICIAL INTELLIGENCE
Experiencing its "iPhone moment"
Resource-hungry AI workloads drive growing demand for digital infrastructure

CLOUD
~$1.3T on global data center Capex
Credit Suisse, Dell'Oro

5G - MOBILE CAPEX
$1T worldwide (2021-2026)
GSMA The Global Mobile Economy 2021-2022 and estimates

INTERNET OF THINGS (IoT)
>50 billion connected devices by 2025
McKinsey Technology Trends Outlook 2022


AI
IOT
Data Centers
Edge Infrastructure
Fiber
Towers
Small Cells
5G
AIMS
DATABANK
AtlasEdge
aptum
switch
SCALA
VANTAGE DATA CENTERS NORTH AMERICA
VANTAGE DATA CENTERS EUROPE
VANTAGE DATA CENTERS APAC
zayo
beanfield
xenith
mundo
netomnia
FreshWave
edgepoint
GD Towers
DIGITA
mtp
Belgium Tower Partners
HIGHLINE
extenet
boingo
verticalbridge
atp
LANDMARK DIVIDEND

DIGITALBRIDGE

Note: Other than DataBank and Vantage SDC, portfolio companies are owned in whole or in part, by investment vehicles managed by DigitalBridge.

17

18 THE SUPPLY: DIGITALBRIDGE IS A PARTNER OF CHOICE ALTERNATIVES CONTINUE TO EXHIBIT STEADY GROWTH… ...WE ARE GROWING FASTER AND TAKING SHARE Global Alternatives AUM Source: Preqin Institutional investors projected to continue to raise allocations to alternatives 11% CAGR Wallet Share Only 0.43% $7.23T $13.3T 20212015 2026E $23T $7B $13B $18B $22B $30B $14B $30B $45B $52B AUM FEEUM $100B38% FEEUM CAGR* 2019 2020 2021 2022 2025E $49B Note: DigitalBridge’s definition of FEEUM is different from Preqin’s definition of AUM, and therefore the two may not be directly comparable *CAGR Based on Targeted FEEUM growth from 2019 to 2025 Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section on Page 2. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis. $75B 3Q23

19 THE DIGITAL INFRASTRUCTURE SPECIALISTS The DigitalBridge team has a 25+ year track record of successfully building businesses in the digital infrastructure sector. Our specialization creates durable competitive advantages that generate alpha for our portfolio companies and investors OPERATIONAL EXPERTISE SECTOR FOCUS PLATFORM CREATION CUSTOMER CENTRIC Senior Leadership team has deep operational expertise across the full spectrum of Digital Infrastructure Bench consists of global industry leaders Sector specific focus provides clear differentiation from other alternative asset managers Provides ability to source proprietary capital deployment opportunities Ability to create value at scale, combining access to capital with top industry management Ability to buy and/or build across market cycles Portfolio company operating model focused on delivering for customers Differentiate from competition through speed and flexibility

POWER OF THE PLATFORM – "FOLLOW THE LOGOS"

DigitalBridge forges deeper relationships with customers through a structural 'at-bats' advantage that leads to proprietary deals and the ability to offer 'converged solutions' vs. digital infrastructure components

DIGITALBRIDGE



Siloed approach
VS
Data Centers
Fiber
Small Cells
Towers
Edge
Digital Infra Ecosystem
CUSTOMER
Silo
Customer
zayo
switch
boingo
beanfield
extenet
netomnia
vertical bridge
mtp
atp

5x Touchpoints = Deeper Relationships
Compared to Siloed-Approach

1 Touchpoint

DIGITAL INFRASTRUCTURE SPECIALISTS



2G/3G/4G
Relative contribution and relevance of verticals shifts as use cases change
Edge
Towers
AI
5G/IOT
Small Cells
Data Centers
Fiber
Today
Tomorrow
CONNECTIVITY SPECTRUM
Demand Grows and Use Case Complexity Increases

DigitalBridge's flexible capital allocation strategy is built to "follow the logos" as networks evolve, aligning investor exposures with the best opportunities over time

DIGITALBRIDGE

20

21 SIMPLE HIGH-GROWTH ROADMAP $100B+ AUM $52B AUM 30%+ FEEUM CAGR*$22B FEEUM $49B+ FEEUM 2025E INVESTMENT MANAGEMENT AUM FEEUM Value creation at DBRG over the next 3 years expected to be driven by strong capital formation from new and existing flagship fund offerings Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section on page 2. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis SIMPLE ALGORITHM Illustrative + $170M REVENUE + $120M Incremental FRE + $19B FEEUM @ 90 bps Avg. Fee Rate @ 70% Incremental Margin ONE KPI…FEEUM GROWTH DRIVES REVENUE AND INCREMENTAL EARNINGS 2022 $75B AUM $30B FEEUM 3Q23 *CAGR Based on Expected FEEUM growth from 2022 to 2025

AN ATTRACTIVE BUSINESS MODEL

Compare the economics of buying $1 Billion of digital infrastructure in the traditional vs. investment management model (50% Equity ($500M) at 20x EBITDA or 5% Cap Rate)

ILLUSTRATIVE TRADITIONAL MODEL VS. **ILLUSTRATIVE INVESTMENT MANAGEMENT MODEL**

Illustrative Traditional Model

Assumptions	
Cost of Debt	4.0%
Maintenance Capex	5% of earnings
Income	
Investment NOI	$50.0
Debt Service	(20.0)
Maintenance Capex	(2.5)
Earnings	27.5
Equity Investment	$500.0
Return on Investment*	**5.5%**

Illustrative Investment Management Model

Assumptions	
GP Commitment	2.5% of AUM (Equity)
Avg. Mgmt Fee	1.0%
Fee Related Earnings Margin	60%
Income	
Management Fee	$5.0
IM Operating Costs	(2.0)
GP Share of Operating Earnings	0.70
Earnings	3.7
Equity Investment (2.5% of Equity)	$12.5
Return on Investment*	**29.5%**

AT SCALE, BETTER POTENTIAL RETURNS ON LOWER INVESTMENT

* Assumes no Value-Add initiatives

Note: The illustrative models detailed above are hypothetical examples designed to highlight structural business model differences and are not intended to imply expected returns for DigitalBridge or its peers.The assumptions used in the models are not indicative of DBRG expectations, and DBRG makes no guarantee of any investment returns.

Highly Scalable

Digital Asset Rankings

1 American Tower
2 Equinix
3 DIGITALBRIDGE
4 Crown Castle
5 Digital Realty
6 SBA Communications

SMALLER CAPITAL BASE CONTROLS MUCH LARGER ASSET BASE

Note: Ranking based on DBRG *AUM of Digital Portfolio Companies of ~$75B as of September 30, 2023,* compared to total enterprise value of digital infrastructure peers with a more traditional model as of market close on September 30, 2023.

DIGITALBRIDGE
22

23 2 FINANCIALS

INVESTMENT MGMT FINANCIAL PROFILE

Transition reveals fast-growing asset manager levered to secular growth in digital infrastructure markets

DBRG SHARE

EXCLUDES 31.5% MINORITY INTEREST FOR PERIODS PRIOR TO MAY 2022
EXCLUDES 1X ITEMS

42%
'22-'25E FRE CAGR (IM)



Annualized Fee Revenues
Annualized Fee Related Earnings (FRE)
Annualized Fee Related Earnings (FRE) less Corporate G&A
$ in millions
$69
$33
2020
$120
$73
2021
$181
$97
2022
$330
RANGE
$290
$205
$165
$160
RANGE
$110
2023E Base Case
$480
RANGE
$430
$300
$250
$265
RANGE
$205
2025E Base Case

*Actual/Mid Point Estimate**	2020	2021	2022	2023 Base Case	2025 Base Case
Annualized Fee Revenue	$69M	$120M	$181M	$310M	$455M
Annualized FRE	$33M	$73M	$97M	$185M	$275M
Annualized FRE less Corporate G&A	NA	NA	NA	$135M	$235M
FEEUM	*$13B*	*$18B*	*$22B*	*$35B*	*$49B*

*For historical periods, annualized amounts are calculated using Q4 results multiplied by 4, excluding 1X items. 2023E and 2025E figures shown represent the midpoint of guidance, as further detailed on pg. 26.

*Guidance unchanged since initial release on February 24, 2023

DIGITALBRIDGE

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section on Page 2. Additionally, the Company undertakes no obligation to provide updated projections on a quarterly or other basis

24

GUIDANCE – 2023 & 2025

Investment Management platform projected to continue to experience strong growth in revenue and earnings

2023 Guidance incorporates two scenarios, (1) 'Base Case' with Operating Segment 'as-is' and (2) 'w/M&A or Deployment', highlighting intent to deconsolidate Operating Segment by YE 2023 and redeploy capital into Digital M&A

By 2025, Operating Segment results to be deconsolidated and retained 'principal investments' to contribute net earnings via equity method income.

	2023E Base Case	2023E W/M&A or Deployment[1]	2025E Base Case
Run Rate Investment Mgmt Fee Revenue	$290 - 330M	$315 - 400M	$430 - 480M
Run Rate Investment Mgmt FRE (earnings)	$165 - 205M	$180 - 250M	$250 - 300M
Ending FEEUM (Implied)	$33 - 36B	$35 - 41B	$47 - 51B
To Deconsolidate: Operating Revenue (DBRG Share)[1]	$90 - 100M	NA	NA
To Deconsolidate: Operating EBITDA (DBRG Share)[1]	$45 - 55M	NA	NA
Corporate Overhead, Net	$(45 - 55)M	$(40 - 50)M	$(35 - 45)M
Adjusted EBITDA	$155 - 215M	$130 - 210M	$205 - 265M
Distributable Earnings (DE) ($, Per Share)	$45 - 105M / $0.26 - 0.60	$60 - 140M / $0.34 - 0.78	$140 - 200M / $0.75 - 1.07
Future Firepower (cash & VFN)	$500 - 600M	$450 - 550M	$1,000 - $1,100

[1] Assumes deployment of $250-350 million into M&A (complementary asset management platforms), with $150-250 million of firepower derived from incremental Operating Segment monetizations, consistent with deconsolidation initiative. Digital M&A executed at 10-15x multiple of FRE for businesses with 50% FRE margin, which further assume 15% margin improvement. Alternative scenario includes preferred stock paydown, which would not impact revenue/EBITDA, but would have a commensurate impact on DE.

*Guidance unchanged since initial release on February 24, 2023

DIGITALBRIDGE

Note: There can be no assurance that the Company will complete the deconsolidation of Vantage SDC, or that actual amounts will not be materially higher or lower than these targets. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis.

25

POSITIVE RECURRING EARNINGS WITH MORE TO COME

Our completed business rotation has driven positive recurring earnings and now allows incremental fundraising to drive bottom-line growth

Significant Upside Potential:
- Carried interest & incentive fees
- Accretive M&A from $1B+ firepower

Capital Allocation Framework:
- Compound capital alongside LPs
- Accretive Digital IM M&A
- Capital Structure Optimization
- Share Repurchases & Dividends



2020
2021
2022
2023E
2025E
($28)
($118)
$66
($20)
$108
$37
$210
$130
$140
$60
Growth into 2023 & 2025 expected to be driven by recurring earnings from fundraising with upside from future M&A and deployment
M&A Upside
$265
$205
M&A Upside
$200
$140
EARNINGS GUIDANCE*
ADJUSTED EBITDA ($M)
DISTRIBUTABLE EARNINGS ($M)

*2023E earnings guidance represents 'W/M&A or Deployment' scenario detailed on pg.26, including underlying assumptions addressed in the related footnote.

*Guidance unchanged since initial release on February 24, 2023

DIGITALBRIDGE

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis.

26

STRATEGIC CAPITAL ALLOCATION PRIORITIES

As DBRG executes on a near/medium term focus on capital structure optimization, we expect additional free cash flow will become available to invest and compound capital alongside LPs in our fund vehicles

USES

CAPITAL ALLOCATION FRAMEWORK	PAST	TODAY	LONG-RANGE
1. COMPOUND CAPITAL ALONGSIDE LPS	$411M GP Commitments	Structural allocation ~1-3% of equity in fund vehicles	Increase allocation as Capital Structure Optimization completed
2. ACCRETIVE DIGITAL IM M&A	$400M Wafra transaction $141M AMP platform purchase	TBD, strategic, complementary platforms, must be superior to share repurchase and preferred stock paydown	TBD, strategic, complementary platforms, must be superior to share repurchase
3. CAPITAL STRUCTURE OPTIMIZATION	$55M Preferred Stock repurchase $200M '23 Convert Repayment	Opportunistic preferred paydown	
4. SHARE REPURCHASES & DIVIDENDS	$55M share repurchase Initiated $0.01/sh dividend	"Low but grow" dividend Opportunistic share repurchases	

DIGITALBRIDGE

27

LIQUIDITY AND LEVERAGE

DigitalBridge maintains a strong liquidity position, $530M as of September 2023, and is on track to achieve its targeted corporate leverage levels following the targeted deconsolidation of its Operating segment and anticipated conversion of its '25 Notes. Corporate debt expected to be reduced to $300M.

LIQUIDITY



$530M
Liquidity
$230M
Corporate Cash
$300M
Revolver Avail
9/30/23

LEVERAGE



$746M
$368M
$378M
($368M)
($78M)
$300M
9/30/23
Targeted Deconsolidation Of Vantage SDC
Anticipated Conversion Of '25 Notes
Target

	9/30/23	Target
Total Debt / Adj. EBITDA[1]	5.6x[2]	2.1x[3]

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation.

(1) "Total Debt" excludes Preferred Stock
(2) Adjusted EBITDA used is 3Q23, annualized.
(3) Adjusted EBITDA used is the midpoint of 2023 Guidance.

DIGITALBRIDGE

28

BALANCE SHEET PROFILE

Primary assets are equity investments where we invest alongside our LPs, Operating Segment Net Equity Value and Corporate Cash. DigitalBridge continues to maintain strong liquidity levels.

Assets

Equity Investments (At Share)	
GP Affiliated Investment in DBP Series	$303
GP Affiliated Investments - Other & Warehoused Investments (Credit, Core, Infrabridge, Liquid, Ventures)	321
GP Affiliated Investment in DataBank	434
Equity Investments Total (at share)	**$1,058**
Operating Net Carrying Value (Vantage SDC)[1]	224
Corporate Cash	230
Key Corporate Assets	**$1,512**
Current Liquidity (Corporate Cash + VFN Availability)	***$530***

Capitalization

DigitalBridge consolidates financial statements of Operating Segment portfolio companies' 'Investment Level Debt' despite minority ownership position; Pro Rata column details DBRG-relevant share of debt, consolidated figures provided for ease of comparison to financial statements

Targeted To Be Deconsolidated w/ Vantage SDC	DBRG Pro Rata	Consolidated	Blended Avg. Cost
Investment Level Debt (2)	$368	$2,802	2.8%
Corporate Debt			
Exchangeable Notes ($78M '25)	$78	$78	5.8%
Securitized Notes	$300	$300	3.9%
Revolver (VFN; $300M Available)	-	-	n/a
Total Corporate Debt	**$378**	**$378**	**4.3%**
Preferred Stock	**$822**		**7.1%**

All figures as of 9/30/23, unless otherwise noted, $ in millions

(1) Represents DBRG Share of investment cost basis & additional capital expenditures, less unpaid principal balance "UPB"; does not reflect current market value of investments
(2) Excludes debt related to certain credit investments that are temporary in nature

DIGITALBRIDGE
29

EVOLUTION TO AN EARNINGS-DRIVEN VALUATION FRAMEWORK

DigitalBridge has transitioned from a valuation framework based on net asset value to a framework based primarily on earnings-driven value. Three of the four principal components of value at DBRG today are earnings driven.

EARNINGS DRIVEN

1 +

FEE RELATED EARNINGS ("FRE") VALUE

- Predictable and growing management fee streams associated with long-dated funds
- Valued on multiple of FRE basis, consistent with other alternative asset managers, adjusted for DBRG growth & margin profile
- **Simple Algorithm:** FEEUM multiplied by Average Fee Rate margin at IM business

2 +

OPERATING SEGMENT VALUE

- Minority interests in DataBank and Vantage SDC
- Valued on multiple of EBITDA, consistent with comparable digital REITs, Data Centers in particular

3 +

NET BALANCE SHEET VALUE

- NAV of GP Investments, Remaining Legacy Investments
- Cash, Corporate Debt, Preferred Equity

See DBRG Valuation Framework Presentation[1]

EARNINGS DRIVEN

4

PERFORMANCE FEES on INVESTMENT MANAGEMENT BUSINESS

- DigitalBridge investors participate in performance fees (carried interest) in fund vehicles
- Future value based on targeted fund-level performance

=

CURRENT FAIR VALUE OF DBRG

(1) DBRG Valuation Framework published April 2023 (the "April Presentation") provides an illustrative application of this framework and can be found on the "Events & Presentations" page of the DBRG website. The values set forth in the April Presentation are indicative as of the date thereof and based on the assumptions set forth therein. See the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of the April Presentation.

DIGITALBRIDGE

30

31 Overview Premier edge/colocation data center platform with nationwide US footprint Portfolio 70 data centers / 26 domestic edge markets served Profile Nationwide footprint with continued growth driven by enterprise customer demand as data gravitates to the Edge DBRG Growth Strategy New Build + M&A - support ‘new build’ strategy driven by customer demand and strategic M&A to build out ‘edge’ opportunity Initial Acquisition Value $912M Initial Acquisition Value Investment $454 million total balance sheet investment, 2019-2022 Ownership 'Minority Control' structure; 9.9% interest Recapitalization $1.5B First stage recap closed in 3Q22 to Swiss Life-led consortium; DBRG received $425 million of proceeds from first stage recap with remaining unrealized equity stake valued at $480 million De o solidated Overview North American portfolio of stabilized hyperscale data centers Portfolio 13 data centers / 4 hyperscale markets Profile Yield-focused, stabilized (90% + utilization) data centers with long- term contracts and investment-grade hyperscale customers DBRG Growth Strategy M&A of Stabilized Assets - Support continued growth primarily through acquisition and integration of stabilized hyperscale data centers Initial Acquisition Value ~$3.7B Initial Acquisition Value Investment $200 million balance sheet investment, Jul/Oct 2020 Ownership ‘Minority Control’ structure; 13% interest Note: All figures as of 9/30/2023, unless otherwise specified OPERATING SEGMENT PROFILE Operating segment comprised of minority stake in data center business: Vantage SDC DBRG maintains management control as investment sponsor, consolidates financials DRBG has committed to sell down ownership in Vantage SDC below 10%, resulting in deconsolidation of operating segment with significant reduction in complexity and tangible cost savings. DBRG completed the deconsolidation of DataBank on September 14, 2023.

32 3 APPENDIX

A GLOBAL PORTFOLIO OF DIGITAL INFRASTRUCTURE EQUITY INVESTMENTS[4]

					INVESTMENT MANAGEMENT			OPERATING[5]	
					DBH Legacy Cos.	DBP Series and Core[1]	Co-Invest Capital	DBRG Balance Sheet	**CAPITAL SOURCE**
					Mgmt. Fees	Mgmt. Fees & Carried Interest	Mgmt. Fees & Carried Interest	Investment Earnings	**EARNINGS STREAM**
mtp	MEXICO TOWER PARTNERS	2013	~2,400 active sites, ~3,200 total sites[2]	Tower	●				
extenet	EXTENET SYSTEMS	2015	~38,000+ nodes[3], ~4,100+ route miles fiber	Small Cell	●				
atp	ANDEAN TELECOM PARTNERS	2016/2017	~4,300 active sites, ~40,500 total sites[2]	Tower	●	●			
DataBank	DATABANK	2016/2020	65 data centers	Edge Infrastructure	●		●		
Vantage	VANTAGE (SDC)	2017/2020	13 stabilized data centers (separated in 2020)	Data Center	●		●	●	
Vantage	VANTAGE DATA CENTERS	2017	6 data centers	Data Center	●				
FreshWave Group	FRESHWAVE GROUP	2018	~8,000 nodes ~6,400+ total sites[3], ~180 towers[3]	Small Cell		●			
DIGITA	DIGITA OY	2018	~880 active sites, ~1,100+ total sites[2]	Tower		●			
aptum	APTUM TECHNOLOGIES	2019	6 leased data centers, focus on growth in hybrid multi-cloud managed services	Data Center		●			
beanfield	BEANFIELD METROCONNECT	2019	~3,700 on-net locations, ~2,700+ route miles	Fiber		●			
HIGHLINE	HIGHLINE DO BRASIL	2019	~5,000 active sites, ~13,500 total sites[2],[3]	Tower		●	●		
zayo	ZAYO GROUP HOLDINGS	2020	~141,000 route miles, ~400 markets served	Fiber		●	●		
Vantage	VANTAGE DATA CENTERS (EUROPE)	2020	10 data centers	Data Center		●	●		
Scala	SCALA DATA CENTERS	2020	8 hyperscale data centers	Data Center		●	●		
Landmark	LANDMARK DIVIDEND	2021	~2,350 active sites[2]	Digital Real Estate		●			
edgepoint	EDGEPOINT INFRASTRUCTURE	2021	~14,600 active sites[2]	Tower		●			
AtlasEdge	ATLASEDGE DATA CENTRES	2021	~145 total edge sites	Edge Infrastructure		●			
boingo	BOINGO WIRELESS	2021	~100 DAS venues	Small Cell		●			
Vantage	VANTAGE DATA CENTERS (APAC)	2021	9 data centers	Data Center		●			
verticalbridge	VERTICALBRIDGE	2014/2021	~7,100 active sites, ~8,700 total sites[2]	Tower		●	●		
mundo	MUNDO PACIFICO	2021	~3.9M homes passed, ~862K subscribers	Fiber		●			
Belgian Tower Partners	BELGIUM TOWER PARTNERS	2022	~2,170 owned sites (~38% towers); ~1,170 third-party sites	Towers		●			
xenith	XENITH IG	2022	~800KM fiber routes; 200+ On-Net Buildings	Fiber		●			
netomnia	NETOMNIA	2022	~7,300 route miles, ~730,000 premises passed	Fiber		●			
switch	SWITCH	2022	~5.4M square feet across 18 data centers	Data Center		●	●		
Deutsche Telekom	GD TOWERS	2023	~42,100 total sites[2]	Towers		●	●		
AIMS	AIMS	2023	7 data centers	Data Center		●			
RIVERSIDE	Riverside	2023	1 data center	Data Center		●			

Note: All figures as of September 30, 2023. Realized companies not shown.

1. DBRG balance sheet has a combined exposure to DBP Series of $388.2M as of September 30, 2023.
2. "Active sites" represent owned and other revenue-generating sites, while "total sites" include other sites on which the company has marketing/management rights; for Digital, "total sites" includes certain micro data centers and IoT sites.
3. Includes BBNB (contracted) sites and other active near-term pipeline opportunities
4. InfraBridge portfolio companies are not shown.
5. DataBank was deconsolidated from the balance sheet as of September 14, 2023. DBRG still owns 9.87% of the company on the balance sheet, but the company is no longer included in the operating segment.

DIGITALBRIDGE

33

SIMPLIFICATION

- We have a demonstrated record of producing attractive returns consistent with the infrastructure sector and the expectations of our fund investors.
- Funds presented have been active for more than one year, we expect to incorporate Credit and Core strategy returns during 2024.
- Performance reporting solely includes commingled funds controlled by DigitalBridge Group, Inc. and does not include returns from predecessor Digital Bridge Holdings investments.
- Recent vintage funds are earlier in their lifecycle and may include investments which continue to be carried at original cost basis.
- The InfraBridge funds were acquired in early 2023 from AMP Capital. The investment/asset management teams have been subsequently integrated into the DigitalBridge platform.

FUND PERFORMANCE REPORTING

As DigitalBridge finalizes its transition to a pure-play alternative asset manager, we continue to align our reporting with our peers. This quarter we are introducing fund performance metrics into our 10K/Q financial reporting framework.

(In millions, except for MOICs)

							Total Investments		
Fund[1]	Year of Inception[2]	Committed Capital	Available Capital[3]	Invested Capital[4]	Realized Value[5]	Unrealized Value	Total Value[6]	Gross MOIC[7]	Net MOIC[8]
Value-Add									
DigitalBridge Partners, LP	2018	$4,059	$494	$4,584	$1,139	$5,991	$7,131	1.6x	1.4x
DigitalBridge Partners II, LP	2020	$8,286	$979	$7,681	$662	$8,340	$9,002	1.2x	1.1x
InfraBridge									
Global Infrastructure Fund I, LP	2015	$1,411	$406	$1,479	$1,055	$1,125	$2,181	1.5x	1.3x
Global Infrastructure Fund II, LP	2018	$3,382	$106	$2,993	$64	$2,773	$2,837	0.9x	0.9x

(1) Listed herein are main fund vehicles. Performance metrics are presented in aggregate for main fund vehicle, its parallel vehicles and alternative investment vehicles.
(2) First close date of the fund. InfraBridge funds were acquired in Feb-2023.
(3) Available capital includes recallable capital.
(4) Invested capital represents the original cost and subsequent fundings to investments. Invested capital includes financing costs and investment related expenses which are capitalized. With respect to Infrabridge funds, such costs are expensed and excluded from their determination of invested capital.
(5) Realized value represents proceeds from dispositions that have closed and all earnings from both realized and unrealized investments, including interest, dividend and ticking fees.
(6) Total value is the sum of unrealized fair value and realized value of investments.
(7) Total investment gross multiple of invested capital (MOIC) is calculated as unrealized fair value and realized value of investments divided by invested capital, without giving effect to allocation of expenses and general partner carried interest. Gross MOIC is calculated at the fund level and does not reflect gross MOIC at the individual investor level.
(8) Total investment net MOIC is calculated as unrealized fair value and realized value of investments divided by invested capital, after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized carried interest). Excludes capital attributable to the general partner, general partner affiliate and any other capital that is not subject to fees and/or carried interest. Net MOIC is calculated at the fund level and does not reflect net MOIC at the individual investor level.

34

NON-GAAP RECONCILIATIONS

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Net income (loss) attributable to common stockholders	$ 261,828	$ (22,411)	$ (212,473)	$ (19,356)	$ (63,273)	$ (37,321)	$ (262,316)	$ (20,686)
Net income (loss) attributable to noncontrolling common interests in Operating Company	19,918	(1,745)	(16,662)	(1,583)	(4,834)	(3,090)	(22,862)	(1,946)
Net income (loss) attributable to common interests in Operating Company and common stockholders	**281,746**	**(24,156)**	**(229,135)**	**(20,939)**	**(68,107)**	**(40,411)**	**(285,178)**	**(22,632)**
Adjustments for Distributable Earnings (DE):								
Transaction-related and restructuring charges	$7,522	$7,823	$18,391	$23,772	$23,249	$29,300	$24,668	$29,977
Unrealized other (gain) loss, net	(254,737)	14,419	144,791	4,393	(9,880)	31,577	136,613	(42,495)
Unrealized principal investment income	(17,943)	(30,409)	(3,562)	(20,443)	2,669	(16,443)	(6,389)	(10,116)
Unrealized carried interest allocation, net of associated compensation expense	(68,099)	(43,791)	18,240	(70,541)	(1,228)	(58,775)	13,078	(7,375)
Compensation expense - equity-based	18,621	25,937	16,339	7,549	18,619	9,344	18,720	19,416
Depreciation and amortization	128,156	149,263	141,220	148,508	146,810	153,548	130,597	145,031
Straight-line rent revenue and expense	(2,169)	(1,860)	(1,727)	(7,063)	(8,895)	(2,956)	(2,548)	(1,986)
Amortization of acquired above- and below-market lease values, net	(141)	370	26	100	80	(10)	(248)	(333)
Impairment loss	-	-	-	-	-	12,184	23,802	(40,732)
Gain from sales of real estate	-	-	-	-	-	-	-	(197)
Non-revenue enhancing capital expenditures	(11,396)	(8,284)	(8,564)	(14,774)	(10,992)	(13,377)	(1,372)	(1,097)
Finance lease interest expense, debt prepayment penalties and amortization of deferred financing costs, debt premiums and discounts	3,745	7,578	15,523	5,572	5,627	5,238	98,465	36,685
Preferred share redemption (gain) loss	-	(927)	-	-	-	-	-	2,127
Income tax effect on certain of the foregoing adjustments	-	-	-	55	-	-	(589)	8,195
Adjustments attributable to noncontrolling interests in investment entities	(52,496)	(88,604)	(118,563)	(69,810)	(136,338)	(91,676)	(132,237)	(105,150)
DE from discontinued operations	2,239	2,653	3,656	(4,772)	70,721	(16,940)	(22,446)	(20,954)
After-tax DE	**$ 35,048**	**$ 10,012**	**$ (3,365)**	**$ (18,393)**	**$ 32,335**	**$ 603**	**$ (5,064)**	**$ (11,636)**
W.A. Common Shares and OP Units	175,938	174,876	173,123	173,182	176,827	168,643	157,248	146,276
DE per basic share	**$ 0.20**	**$ 0.06**	**$ (0.02)**	**$ (0.11)**	**$ 0.18**	**$ 0.00**	**$ (0.03)**	**$ (0.08)**

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
After-tax DE	$ 35,048	$ 10,012	$ (3,365)	$ (18,393)	$ 32,335	$ 603	$ (5,064)	$ (11,636)
Interest expense included in DE	9,524	10,130	12,549	13,756	16,348	14,142	13,280	13,775
Income tax expense (benefit) included in DE	37	2,825	1,092	30,616	(7,839)	(2,662)	(6,849)	631
Preferred dividends	14,645	14,675	14,676	14,765	15,283	15,759	15,759	16,139
Principal Investment Income (Loss)	-	-	(277)	(1,860)	(9,303)	-	(58)	(157)
Placement fee expense	15	3,653	-	-	-	-	-	603
Realized carried interest (allocation) reversal, net of associated compensation (expense) reversal	(27,927)	883	(243)	(12,377)	(20,258)	-	1,172	(1,092)
Investment costs and non-revenue enhancing capital expenditures in DE	2,249	706	1,194	1,252	2,531	3,086	2,023	2,463
Non pro-rata allocation of income (loss) to noncontrolling interests	-	-	-	-	-	-	231	231
Adjusted EBITDA	**$ 33,591**	**$ 42,884**	**$ 25,626**	**$ 27,759**	**$ 29,097**	**$ 30,928**	**$ 20,494**	**$ 20,957**

DIGITALBRIDGE

35

NON-GAAP RECONCILIATIONS

($ in thousands)	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
IM net income (loss)	$100,014	$ 35,177	$ (2,804)	$ 81,167	$ 46,065	$ 67,995	$ (9,143)	$ 28,194
Adjustments:								
Interest expense (income)	2,128	2,268	2,411	2,200	2,906	2,771	2,500	2,499
Investment expense, net of reimbursement	97	-	51	156	230	(200)	138	(12)
Depreciation and amortization	9,003	11,039	6,409	6,135	5,369	5,375	5,276	5,928
Compensation expense—equity-based	7,218	17,099	3,898	6,639	2,654	3,361	3,191	2,011
Compensation expense—carried interest and incentive	(96,026)	(43,349)	17,056	(84,206)	(40,867)	(61,710)	10,767	20,201
Administrative expenses—straight-line rent	511	(39)	77	1,541	68	76	159	75
Administrative expenses—placement agent fee	15	3,653	-	-	-	-	-	880
Transaction-related and restructuring charges	3,891	3,025	9,682	8,101	2,317	4,042	3,942	2,516
Principal investment income (loss)	(1,451)	(1,604)	(318)	(2,072)	(1,016)	(1,016)	(17)	(31,608)
Other (gain) loss, net	2,662	3,608	(3,082)	(248)	110	424	3,055	(52)
Income tax (benefit) expense	(15)	2,356	217	2,172	1,263	2,006	2,374	1,852
IM Adjusted EBITDA	$ 28,047	$ 33,233	$ 33,597	$ 21,585	$ 19,099	$ 23,124	$ 22,242	$ 32,484
Exclude: Start-up FRE of certain new strategies	1,155	1,165	915	2,643	2,399	2,335	2,362	2,306
IM FRE	$ 29,202	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 25,459	$ 24,604	$ 34,790
Wafra's 31.5% ownership	-	-	-	-	-	(4,700)	(7,615)	(11,033)
DBRG OP share of IM FRE	$ 29,202	$ 34,398	$ 34,512	$ 24,228	$ 21,498	$ 20,759	$ 16,989	$ 23,757

	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Operating net income (loss) from continuing operations	$ (79,707)	$ (93,055)	$(97,942)	$(76,990)	$(93,772)	$ (85,428)	$(74,141)	$(83,909)
Adjustments:								
Interest expense	45,305	51,285	59,984	45,222	40,770	37,233	36,184	35,144
Income tax (benefit) expense	(202)	499	(56)	509	(5)	161	(330)	(1,941)
Depreciation and amortization	118,681	138,209	134,699	133,269	130,663	145,817	122,891	126,436
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,031)	(678)	(1,221)	(1,749)	(2,827)	(236)	(377)	370
Compensation expense—equity-based	3,968	4,926	5,275	(95)	10,852	752	752	1,918
Installation services	-	-	-	-	-	-	-	2,097
Transaction-related and restructuring charges	1,250	1,328	184	1,574	1,105	2,400	4,636	3,188
Other gain/loss, net	1,612	(344)	(1,769)	(3,188)	4,418	534	(956)	1,226
Operating Adjusted EBITDA	$ 88,876	$102,170	$ 99,154	$ 98,552	$ 91,204	$101,233	$ 88,659	$ 84,529

DIGITALBRIDGE
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37 DEFINITIONS Assets Under Management (“AUM”) AUM represents the total capital for which we provide investment management services. AUM is generally composed of (a) third-party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and (b) assets invested using the Company's own balance sheet capital and managed on behalf of the Company's shareholders (composed of the Company's fund investments as GP affiliate, warehoused investments, and the Company's interest in the portfolio company consolidated in the Operating segment). Third-party AUM is based upon invested capital as of the reporting date, including capital funded through third-party financing, and committed capital for funds in their commitment stage. Balance sheet AUM is based upon the carrying value of the Company's balance sheet investments as of the reporting date (on an undepreciated basis as it relates to the Company's interest in portfolio companies consolidated in the Operating segment). The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. DigitalBridge Operating Company, LLC (“DBRG at-share”) The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG at-share excludes noncontrolling interests in investment entities. Fee-Earning Equity Under Management (“FEEUM”) FEEUM represents the total capital managed by the Company and its affiliates which earns management fees and/or incentive fees or carried interest. FEEUM may be based upon committed capital, invested capital, net asset value ("NAV") or gross asset value ("GAV"), pursuant to the terms of each underlying investment management agreement. The Company’s calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Fee Related Earnings Margin % ("FRE Margin %") FRE Margin % represents IM FRE divided by management fee revenues, excluding one-time catch-up fees and/or incentives fees. Run Rate Fee Revenue Calculated as FEEUM, inclusive of uncalled contractual commitments expected to be called within their commitment periods by investment vehicles that charge fees on invested capital once called, multiplied by the blended average fee rate as of the most recent reporting period. The Company’s calculations of Run-rate Investment Management Fee Revenues may not be achieved if all uncalled commitments are not called. UPB: Unpaid Principal Balance.

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